As filed with the Securities and Exchange Commission on February 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zentalis Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	82-3607803
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1359 Broadway, Suite 801
New York, New York 10018
(212) 433-3791
(Address of principal executive offices) (Zip code)

Zentalis Pharmaceuticals, Inc. 2022 Employment Inducement Incentive Award Plan
Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan
(Full titles of the plans)

Andrea Paul
Chief Legal Officer and Corporate Secretary
Zentalis Pharmaceuticals, Inc.
1359 Broadway, Suite 801
New York, New York 10018
(212) 433-3791
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:
Cheston J. Larson
Nathan Ajiashvili
Jenna Cooper
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement registers the offer and sale of 1,775,000 shares of common stock of Zentalis Pharmaceuticals, Inc. (the “Company”) for issuance under the Zentalis Pharmaceuticals, Inc. 2022 Employment Inducement Incentive Award Plan (as amended and/or restated from time to time, the “Inducement Plan”), and an additional 5,000,000 shares of common stock of the Company for issuance under the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan (as amended and/or restated from time to time, the “2020 Plan”) pursuant to its terms. In accordance with Instruction E to Form S-8, the contents of the previously filed Form S-8 Registration Statement No. 333-237593 relating to shares of common stock issuable pursuant to the 2020 Plan and the previously filed Form S-8 Registration Statement No. 333-266702 relating to shares of common stock issuable pursuant to the 2020 Plan and the Inducement Plan are hereby incorporated herein by reference.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
The contents of the Registration Statements on Form S-8 (File Nos. 333-237593 and 333-266702), including any amendments thereto, filed with the Securities and Exchange Commission, relating to the 2020 Plan and the Inducement Plan, are incorporated herein by reference.
Item 8.    Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

4.1	Certificate of Incorporation of Zentalis Pharmaceuticals, Inc.	S-8	4.1	04/07/2020	333-237593

4.2	Certificate of Amendment to Certificate of Incorporation of Zentalis Pharmaceuticals, Inc., dated June 16, 2023	8-K	3.1	06/16/2023	001-39263

3	Amended and Restated Bylaws of Zentalis Pharmaceuticals, Inc.	8-K	3.1	02/15/2024	001-39263

4	Specimen of Common Stock Certificate evidencing the shares of common stock	S-1	4.2	03/06/2020	333-236959

5.1	Opinion of Latham & Watkins LLP					X

10.1	Zentalis Pharmaceuticals, Inc. 2022 Employment Inducement Incentive Award Plan, as amended	10-K	10.6.1	02/27/2024	001-39263

10.2	Form of Option Agreement pursuant to the Zentalis Pharmaceuticals, Inc. 2022 Employment Inducement Incentive Award Plan.	8-K	10.2	07/22/2022	001-39263

10.3	Form of RSU Agreement pursuant to the Zentalis Pharmaceuticals, Inc. 2022 Employment Inducement Incentive Award Plan.	8-K	10.3	07/22/2022	001-39263

10.4	Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan and forms of stock option agreement and restricted stock unit agreement thereunder Zentalis	S-1/A	10.2	03/30/2020	333-236959

10.5	Amendment No. 1 to the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan	10-Q	10.3	05/17/2021	001-39263

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1) hereto					X

24.1	Power of Attorney (see signature page)					X

107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on February 29, 2024.

ZENTALIS PHARMACEUTICALS, INC.

By:	/s/ Kimberly Blackwell, M.D.
/s/ Kimberly Blackwell, M.D
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Kimberly Blackwell, M.D., or Melissa Epperly, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kimberly Blackwell, M.D.	Chief Executive Officer and Director	February 29, 2024
Kimberly Blackwell, M.D.	(principal executive officer)

/s/ Melissa Epperly	Chief Financial Officer	February 29, 2024
Melissa Epperly	(principal financial and accounting officer)

/s/ David Johnson	Chairperson of the Board	February 29, 2024
David Johnson

/s/ Cam Gallagher	President and Director	February 29, 2024
Cam Gallagher

/s/ Enoch Kariuki	Director	February 29, 2024
Enoch Kariuki

/s/ Jan Skvarka	Director	February 29, 2024
Jan Skvarka

/s/ Karan Takhar	Director	February 29, 2024
Karan Takhar